Exhibit 24.2
POWER OF ATTORNEY
Gary H. Stern hereby constitutes and appoints each of James P. Dolan and Vicki J. Duncomb his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his behalf, individually and in each capacity stated below, any and all amendments and post-effective amendments to the Registration Statement on Form S-3 filed on December 18, 2009 (including any registration statement filed pursuant to Rule 462(b), (c) or (d) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and to all intents and purposes as each might or could do in person and hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of January 2010.

/s/ Gary H. Stern